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                                                               EXHIBIT 99.14(A)



CONSENT OF INDEPENDENT AUDITORS


We consent to the use in Pre-Effective Amendment No. 1 to Registration Statement No. 333-38087 on form N-14 of Prudential Jennison Series Fund, Inc. of our report for Prudential Jennison Growth Fund dated November 4, 1996 and appearing in the Statement of Additional Information, which is included in such Registration Statement, and to the reference to us under the heading "Financial Highlights" for the Prudential Active Balanced Fund appearing in the Prospectus and Proxy Statement which is also included in such Registration Statement.



Deloitte & Touche LLP
New York, New York
November 18, 1997